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                                                                   EXHIBIT 10.12

[HealthTronics Letterhead]


July 20, 1998



Mr. Steven DeBrock
Servicetrends, Inc.
2130 Barrett Park Drive, NE
Suite 103
Kennesaw, GA 30144

Dear Steven:

Per our recent conversation, please allow me to reiterate in writing the revised terms of the service agreement between Servicetrends and HealthTronics According to the original LithoTron Service Agreement (970076) signed and dated October 14, 1997, paragraph F of Exhibit A states that both HealthTronics and Servicetrends must provide ninety (90) days notice of cancellation after the first quarter of the contract period has elapsed. Under the REVISED cancellation policy, Servicetrends is still required to provide 90 days written notification of its intent to cancel the service agreement, however HealthTronics is only required to provide thirty (30) days written notice of cancellation.

Should Servicetrends choose to cancel the service agreement with HealthTronics, Servicetrends GUARANTEES that the quality of service being provided to HealthTronics will not decrease during the final 90 days. If during the final 90 days of the service agreement, HealthTronics judges the quality of service provided by Servicetrends to be unsatisfactory (as determined by its LithoTron and OssaTron customers), Servicetrends agrees to refund HealthTronics' quarterly service payment.

Also, if Servicetrends cancels the service agreement with HealthTronics, Servicetrends agrees to return the entire inventory of LithoTron and OssaTron parts to HealthTronics within 24 hours at no charge. Servicetrends acknowledges that the stock of LithoTron and OssaTron parts in inventory at Servicetrends' facility is the property of HealthTronics and that the $11,000 annually per machine which Servicetrends pays to HMT is solely to cover the cost of HMT repairing, replacing and replenishing inventory used by Servicetrends to maintain the LithoTron and OssaTron units in North America.

Should these terms be suitable to you, please sign and date below and return at your earliest convenience. Please keep a copy for your records. If you have any questions, please feel free to call me.

Kindest regards,                             Accepted by Servicetrends



/s/ John Warlick                             /s/ Steven DeBrock
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John Warlick                                 Signature
Executive Vice President                     C00                7/21/98
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